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                                                                      EXHIBIT 11

            ATALANTA/SOSNOFF CAPITAL CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                                 (UNAUDITED)

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

                                                          THREE MONTHS ENDED                                   SIX MONTHS ENDED
                                                                 JUNE 30,                                          JUNE 30,
                                                -----------------------------------------------------------------------------------
                                                     1997                      1996                    1997                   1996
                                                -----------------------------------------------------------------------------------
PRIMARY :
  Earnings :
   Net income                                   $3,588,252                $2,130,878             $5,837,476              $4,430,965
                                                ===================================================================================


 Shares- weighted average
  number of common shares
  outstanding                                    8,812,401                 8,812,401              8,812,401               8,812,401

  Add- common stock equivalents
   from in the money options                        17,388                    34,813                 16,140                  77,383

                                                -----------------------------------------------------------------------------------
Weighted average number
 of common shares out-
 standing, as adjusted                           8,829,789                 8,847,214              8,828,541               8,889,784
                                                ===================================================================================

Per share:
 Net income                                          $0.41                     $0.24                  $0.66                   $0.50
                                                ===================================================================================


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    See Note 2 of the Notes to Condensed Consolidated Financial Statements

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